EXHIBIT 23.6


               Consent of Paul, Weiss, Rifkind, Wharton & Garrison


                                             March 24, 2000


Styleclick, Inc.
152 West 57th Street
New York, New York 10019

                                Styleclick, Inc.
                       Registration Statement on Form S-8
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Ladies and Gentlemen:

         We consent to the incorporation by reference into this Registration Statement on Form S-8 of Styleclick, Inc. (the "S-8 Registration Statement) of our opinion that was an exhibit to the Registration Statement on Form S-4 (the "S-4 Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations under the Act, in which at the request of Styleclick, Inc., a Delaware corporation (the "Company"), we furnished our opinion as to the legality of up to 7,980,000 shares of the Company's class A common stock, par value $0.01 per share (the "Class A Shares"), registered for sale under the S-4 Registration Statement. We further consent to the incorporation by reference into the S-8 Registration Statement of reference to our name under the captions "Legal Matters" and "Material Federal Income Tax Consequences" in the prospectus included in the S-4 Registration Statement. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                             Very truly yours,

                                   /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
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                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON